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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported):  DECEMBER 29, 2000


                       AMERICAN FREIGHTWAYS CORPORATION
              (Exact Name of Registrant as Specified in Charter)


        Delaware                     34-0-17570                  74-2391754
(State of Incorporation)          (Commission File             (IRS Employer
                                       Number)               Identification No.)


                  2200 FORWARD DRIVE, HARRISON, ARKANSAS 72601
              (Address of Principal Executive Offices)  (Zip Code)

      Registrant's telephone number, including area code:  (870) 741-9000

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  Other Events.

         On December 29, 2000, FedEx Corporation, a Delaware corporation ("FedEx"), announced the final results of the successful completion of its cash tender offer (the "Offer"), made through its wholly-owned subsidiary FDX, Inc. ("FDX"), to purchase up to 50.1% of the outstanding shares of common stock and associated rights of American Freightways Corporation (the "Company") at a price of $28.13 per share. The cash tender offer expired at 12:00 midnight, Eastern Standard Time, on Thursday, December 21, 2000. FedEx has informed the Company that 16,885,407 shares were properly tendered and not withdrawn. FedEx also has informed the Company that FDX has accepted for payment 16,380,038 of the tendered shares, and that the depositary for the Offer will be issuing payment promptly for the shares accepted under the Offer. The text of FedEx's press release, dated December 29, 2000, announcing the final results of the Offer is filed as Exhibit 99.1 hereto and incorporated herein by reference.

         Following purchase of the shares, FedEx and its subsidiaries will own of record 16,380,043 shares, or approximately 50.1% of the outstanding common stock of the Company, and, pursuant to the Voting Agreement among FedEx and certain members of the Garrison family, may be deemed the beneficial owner of 27,559,583 shares, or approximately 84.3% of the outstanding common stock of the Company.

         As previously announced, the Offer will be followed by the merger of the Company into FDX as soon as practicable. The completion of the merger is subject to certain conditions, including the approval of the merger by the Company's shareholders. The Company anticipates that the special meeting of the Company's shareholders will be held and the merger completed on or about February 9, 2001. Upon completion of the merger, each remaining outstanding share of common stock of the Company will be converted into the right to receive that certain number of shares of FedEx common stock determined by dividing $28.13 by the average closing price per share of FedEx common stock for a defined period of trading days prior to the closing of the merger.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not Applicable

(b)  Not Applicable

(c)  Exhibits

     99.1  Press Release, dated December 29, 2000, of FedEx Corporation.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     AMERICAN FREIGHTWAYS CORPORATION


Date:  December 29, 2000             By: /s/ Frank Conner
                                        ---------------------------------------
                                     Frank Conner, Executive Vice President -
                                     Accounting and Finance and Chief Financial
                                     Officer

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